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Exhibit 2

                          JOINT FILING OF SCHEDULE 13D

      The undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13D and any future amendments thereto reporting each of the undersigned's ownership of securities of The Rattlesnake Holding Company, Inc. and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned.

Dated: June 23, 1999               Commonwealth Associates L.P.
       New York, New York

                                   By: Commonwealth Associates Management Corp., its general partner

                                   By: /s/ Joseph Wynne
                                       -----------------------------------------
                                           Joseph Wynne
                                           Chief Financial Officer

Dated: June 23, 1999               /s/ Michael S. Falk
       New York, New York          ---------------------------------------------
                                   Michael S. Falk

Dated: June 23, 1999               /s/ Robert Priddy
       Marietta, Georgia           ---------------------------------------------
                                   Robert Priddy

Dated: June 23, 1999               /s/ Keith Rosenbloom
       New York, New York          ---------------------------------------------
                                   Keith Rosenbloom

Dated: June 23, 1999               /s/ Basil Ascuitto
       New York, New York          ---------------------------------------------
                                   Basil Ascuitto

Dated: June 23, 1999               /s/ Robert Beuret
       New York, New York          ---------------------------------------------
                                   Robert Beuret